EXHIBIT 10.03


                          SILICON VALLEY RESEARCH, INC.
                         AMENDED 1988 STOCK OPTION PLAN
                  AS AMENDED BY THE BOARD THROUGH JUNE 6, 1997

         1. Purpose. This 1988 Stock Option Plan ("Plan") is established to attract, retain and provide equity incentives to selected persons to promote the financial success of SILICON VALLEY RESEARCH, INC. (the "Company").

         2. Types of Options and Shares. Options granted under this Plan (the "Options") may be either: (a) incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or (b) non-qualified stock options ("NQSO's"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

         3. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 3,745,976 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, or any Shares issued pursuant to an Option are repurchased by the Company pursuant to a right or repurchase or a right of first refusal retained by the Company, the unexercised Shares from such Option and the shares so repurchased shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

         4. Eligibility. Options may be granted to employees, officers, directors who are also employees, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined in Section 16). ISO's may be granted only to employees (including officers and employees who are also directors) of the Company or a Parent or Subsidiary or Affiliate of the Company. The Committee (as defined in Section 14) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. Subject to adjustment as provided in Section 10, at any such time as the Company or any Parent, Subsidiary or Affiliate of the Company is a "publicly held corporation" within the meaning of section 162(m) of the Code and the regulations promulgated thereunder ("Section 162(m)"), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than 250,000 Shares (the "Per Optionee Limit").

         5. Terms and Conditions of Options. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                  (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve.

                  (b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee.

                  (c) Exercise Price. The exercise price of an Option shall be not less than 100% of the fair market value of the Shares at the time the Option is granted, as determined by the Committee in good faith. The exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the fair market value of the Shares at the time the Option is granted, as determined by the Committee in good faith. As long as a public market exists for the Shares, the fair market value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or, in the event the Common Stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the fair market value shall be the closing or last price on such exchange or quotation system on the last trading day prior to the date of determination.

                  (d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

                  (e) Limitations on ISO's. The aggregate fair market value (determined as of the time an Option is granted) of stock with respect to which ISO's are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the fair market value of stock with respect to which ISO's are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of stock to become exercisable shall be ISO's and the Options for the amount in excess of $100,000 shall be NQSO's.

                  (f) Options Non-Transferable. Options granted under this Plan shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee. During the Optionee's lifetime, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee, whether by operation of law or otherwise, or may be made subject to execution, attachment or similar process.

         6.       Exercise of Options.

                  (a) Notice. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased plus any withholding required pursuant to subparagraph (c) below.

                  (b) Payment. Payment for the Shares may be made: (i) in cash (by check); (ii) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Section 483 and 7872 of the Code; or (iii) where permitted by applicable law and approved in advance by the Committee in its sole discretion, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member in good standing of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company. Optionees who are not employees of the Company shall not be eligible to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                  (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for federal, state or local withholding obligations of the Company, if applicable.

                  (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                             (i)   If an Optionee ceases to be employed by the
Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, the Optionee may exercise such Optionee's Option to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within three months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option.

                             (ii)  If an Optionee's employment with the Company
or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Optionee or disability of Optionee within the meaning of
Section 22(e)(3) of the Code, such Optionee's Option may be exercised to the extent (and only to the extent) that it would have been exercisable by the Optionee on the date of termination, by the Optionee (or the Optionee's legal representative) within twelve months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option.

                             (iii) Options shall cease to vest during any leave
of absence, except in the case of sick leave, military leave or other leave of absence approved by the Committee provided that such leave is for a period of not more than ninety days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

                             (iv)  The Committee shall have discretion to
determine whether the Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

                             (v)   The Committee may specify a reasonable
minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

                             (vi)  An Option shall not be exercisable unless
such exercise is in compliance with the Securities Act of 1933, as amended (the "1933 Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission ("SEC") or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange, and the Company shall have no liability for any inability or failure to do so.

         7. Modification, Extension and Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. The Committee shall have the power to reduce the exercise price of outstanding options; provided, however, that the exercise price per share may not be reduced below the fair market value of a share of Common Stock of the Company (as determined in accordance with Section 5(c) of this Plan) on the date the action is taken to reduce the exercise price.

         8. Privileges of Stock Ownership. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised and then only beginning on the date of issuance of a stock certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in this Plan. The Company shall provide a balance sheet and an income statement to each Optionee prior to such Optionee's purchase of Shares under the Plan, and to each Optionee annually during the period such Optionee has Options outstanding; provided, however, the Company shall not be required to provide such balance sheet and income statement to Optionees whose services in connection with the Company assure them access to equivalent information.

         9. No Obligation to Employ. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

         10. Adjustment of Option Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the Per Optionee Limit, the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required actions by the Board of Directors (the "Board") or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

         11. Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction or series of transactions in which 50% or more of the then outstanding voting stock is sold or otherwise transferred to a single transferee or group of related transferees, or the sale of all or substantially all of the assets of the Company, any or all outstanding Options may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Optionees. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee. The aggregate fair market value (determined at the time an Option is granted) of stock with respect to ISO's that first become exercisable in the calendar year of such dissolution, liquidation, merger, sale of stock, or sale of assets may not exceed $100,000. If the fair market value of stock with respect to which ISO's are first exercisable in such calendar year exceeds $100,000, the Options for the first $100,000 worth of stock to become exercisable shall be ISO's and the Options for the amount in excess of $100,000 shall be NQSO's.

         12. Adoption and Shareholder Approval. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the affirmative vote at a meeting of the holders of a majority of the outstanding shares of the Company within twelve months before or after the date this Plan is adopted by the Board. Shareholder approval shall be solicited in accordance with the rules and regulations in effect under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         13.      Administration.

                  (a) General. The Plan shall be administered by the Board and/or by a duly appointed committee (the "Committee") having such powers as shall be specified by the Board and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. As used in this Plan, references to the "Committee" shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares pursuant to an Option.

                  (b) Disinterested Administration. With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Exchange Act, the Plan shall be administered by the Committee in compliance with the "disinterested administration" requirement of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation.

                  (c) Compliance with Section 162(m) of the Code. In the event the Company or any Parent, Subsidiary or Affiliate of the Company is a "publicly held corporation" within the meaning of Section 162(m), the Company may establish a committee of "outside directors" within the meaning of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to
Section 162(m).

         14. Term of Plan. All Options shall be granted pursuant to this Plan, if at all, on or before May 16, 2008.

         15. Amendment or Termination of Plan. The Committee may at any time terminate or amend this Plan in any respect, including (but not limited to) amendment of any form of Grant, exercise agreement or instruction to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the holders of a majority of the outstanding voting shares of the Company:

                  (a) materially increase the number of Shares subject to this Plan except by operation of the provisions of this Plan;

                  (b) materially change the designation of the class of persons eligible to be granted Options;

                  (c) remove the administration of the Plan from the Board or Committee; or

                  (d) materially increase the benefits accruing to participants under this Plan.

         16. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

                  (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grating of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.